SCHEDULE 14A

(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

Lincoln Electric Holdings, Inc.

(Name of Registrant as Specified in its Charter)

XXXXXXXXXXXXXXXX

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
GENERAL INFORMATION
ELECTION OF DIRECTORS
NOMINEES FOR ELECTION
CONTINUING DIRECTORS
DIRECTOR COMMITTEES AND MEETINGS
FAMILY RELATIONSHIPS
TRANSACTIONS WITH DIRECTORS
DIRECTOR COMPENSATION
MANAGEMENT OWNERSHIP OF SHARES
BENEFICIAL OWNERSHIP TABLE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER OWNERSHIP OF SHARES
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
STOCK PERFORMANCE GRAPH
SUMMARY COMPENSATION TABLE
STOCK OPTION GRANTS IN 2000
STOCK OPTION EXERCISES IN 2000 AND YEAR-END OPTION VALUES
PENSION BENEFITS
OTHER COMPENSATION ARRANGEMENTS
AUDIT COMMITTEE REPORT
RATIFICATION OF INDEPENDENT AUDITORS
OTHER MATTERS
APPENDIX A

Dear Shareholder:

      You are cordially invited to attend the Annual Meeting of Shareholders of Lincoln Electric Holdings, Inc., which will be held at 2:00 p.m. on May 1, 2001 at the Wellington Center in Highland Heights, Ohio. A map showing the location of the Annual Meeting is printed on the outside back cover of the Proxy Statement.

      Enclosed with this letter are the Annual Meeting Notice, Proxy Statement, proxy and voting instruction form and an envelope in which to return the proxy and voting instruction form. Also enclosed is a copy of the Annual Report. The Annual Report and Proxy Statement contain important information about the Company, its Board of Directors and its Executive Officers. Please read these documents carefully.

      If you are a registered holder of Lincoln stock or a participant in the Company’s employee savings plan, as a convenience to you and as a means of reducing costs, you may choose to vote your proxy electronically using the Internet or a touch-tone telephone instead of using the conventional method of completing and mailing the enclosed proxy and voting instruction form. Electronic proxy voting is permitted under Ohio law and the Company’s Regulations. You will find instructions on how to vote electronically in the Proxy Statement and on the proxy and voting instruction form. Having the freedom to vote by means of the Internet, telephone or mail does not limit your right to vote in person at the Annual Meeting, if you prefer. If you do plan to attend the Annual Meeting, please check the attendance box on the enclosed proxy and voting instruction form, or when prompted if you cast your vote over the Internet or by telephone.

      We look forward to seeing you at the Annual Meeting.

Sincerely,

Anthony A. Massaro
Chairman, President and Chief Executive Officer
Lincoln Electric Holdings, Inc.

March 26, 2001

Notice of Annual Meeting of Shareholders	1

General Information	2

Election of Directors	5

Directors’ Biographies	6

Nominees for Election	6

Continuing Directors	7

Director Committees and Meetings	9

Family Relationships	11

Transactions with Directors	11

Director Compensation	11

Management Ownership of Shares	13

Beneficial Ownership Table	13

Section 16(a) Beneficial Ownership Reporting Compliance	15

Other Ownership of Shares	15

Compensation Committee Report on Executive Compensation	16

Executive Compensation Policy	16

CEO Compensation	17

Other Executive Officers	17

1993 Tax Act	17

Stock Performance Graph	18

Summary Compensation Table	19

Stock Option Grants in 2000	20

Stock Option Exercises in 2000 and Year-End Option Values	20

Pension Benefits	21

Supplemental Executive Retirement Plan	21

Retirement Annuity Program	22

Other Compensation Arrangements	22

Audit Committee Report	23

Ratification of Independent Auditors	24

Other Matters	25

Appendix A — Audit Committee Charter	A-1

NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS

      The Annual Meeting of Shareholders of Lincoln Electric Holdings, Inc. will be held at 2:00 p.m. on Tuesday, May 1, 2001 at the Wellington Center, 777 Alpha Drive, Highland Heights, Ohio. Shareholders will be asked to vote on the following items:

(1)	Election of four Directors: Ranko Cucuz, G. Russell Lincoln, Kathryn Jo Lincoln and Anthony A. Massaro, each for a term of three years ending in the year 2004;

(2)	Ratification of the Directors’ appointment of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2001; and

(3)	Any other business properly brought before the meeting.

      Shareholders of record at the close of business on March 19, 2001 are entitled to vote.

Frederick G. Stueber
Senior Vice President,
General Counsel and Secretary

March 26, 2001

Your vote is very important. Be sure that your shares are represented. Whether or not you plan to attend the Annual Meeting, we recommend that you mark, date, sign and return promptly the enclosed proxy and voting instruction form in the envelope provided or, in the alternative, vote your shares electronically either over the Internet (http://www.votefast.com) or by touch-tone telephone (1-800-250-9081).

If your shares are not registered in your own name and you would like to attend the Annual Meeting, please bring evidence of your share ownership with you. You should be able to obtain evidence of your share ownership from the broker, trustee, bank or other nominee that holds the shares on your behalf.

GENERAL INFORMATION

Who is soliciting proxies and why?

      The enclosed proxy is being solicited by the Directors of the Company, and the Company will pay the cost of the solicitation. In addition, certain officers and other employees of the Company may, by telephone, telegram, letter or personal interview, request the return of proxies.

      If your shares are held in your name, in order to vote your shares you must either attend the Annual Meeting and vote in person or appoint a proxy to vote on your behalf. Because the Directors of the Company realize that it would be highly unlikely that all shareholders would be able to attend the Annual Meeting, the Directors recommend that you appoint a proxy to vote on your behalf, as indicated on the accompanying proxy and voting instruction form, or appoint your proxy electronically via telephone or the Internet.

Who can vote?

      Record holders of the common stock of Lincoln Electric Holdings, Inc. (“Lincoln Common”) as of the close of business on March 19, 2001 are entitled to vote at the meeting. On that date, 42,363,151 shares of Lincoln Common were outstanding. Each share is entitled to one vote on each matter brought before the meeting.

What shares are included on the proxy card?

      If you are both a registered shareholder of the Company and a participant in the employee savings plan, you may have received one proxy and voting instruction form that shows all shares of Lincoln Common registered in your name, including any Dividend Reinvestment Plan shares, and all shares you have (based on the units credited to your account) under the employee savings plan. Accordingly, your proxy and voting instruction form also serves as your voting directions to the plan trustee.

      Please note, however, that unless the identical name or names appeared on all your accounts, we were not able to consolidate your share information. If that was the case, you received more than one proxy and voting instruction form.

      If your shares are held through a nominee, you will receive either a voting form or a proxy card from the nominee, instructing you on how to vote your shares, which may also include instructions on electronic voting.

What are the issues on which I will be voting?

      You are being asked to vote on two items:

(1)	Election of four Directors for terms ending in the year 2004; and

(2)	Ratification of the Directors’ appointment of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2001.

The Directors do not know of any other matters that are to be presented at the meeting. If any other matter requiring a vote properly comes before the meeting, the holders of the proxies will vote your shares on that matter, as well.

How do I vote?

      Registered Holders. If your shares are registered in your name, you may vote in person or by proxy. If you decide to vote by proxy, you may do so in any ONE of the following three ways.

By telephone. After reading the proxy materials and with your proxy and voting instruction form in front of you, you may call the toll-free number 1-800-250-9081 using a touch-tone telephone. You will be prompted to enter your Control Number from your proxy and voting instruction form. This number will identify you and the Company. Then you can follow the simple instructions that will be given to you to record your vote.

Over the Internet. After reading the proxy materials and with your proxy and voting instruction form in front of you, you may use your computer to access the website http://www.votefast.com. You will be prompted to enter your Control Number from your proxy and voting instruction form. This number will identify you and the Company. Then you can follow the simple instructions that will be given to you to record your vote.

By mail. After reading the proxy materials, please mark, sign and date your proxy and voting instruction form and return it in the enclosed prepaid and addressed envelope.

The Internet and telephone voting procedures have been set up for your convenience and have been designed to authenticate your identity, allow you to give voting instructions and confirm that those instructions have been recorded properly.

      Whether you choose to vote over the Internet, by telephone or by mail, you can specify whether your shares should be voted for all, some or none of the nominees for Director (Item 1 on the proxy and voting instruction form). You can also specify whether you want to vote for or against, or abstain from voting for, Item 2, the ratification of the independent auditors. If you do not specify how you want to vote your shares on your proxy and voting instruction form or when voting over the Internet or by telephone, your shares will be voted for the election of all the Director nominees and for the ratification of the independent auditors.

      Participants in the employee savings plan. If you participate in the employee savings plan, the plan’s independent trustee, KeyBank National Association, will vote your plan shares according to your voting directions or, if you do not give directions, as recommended by the Board of Directors. You may give your voting directions to the plan trustee in any ONE of the three ways set forth above under “Registered Holders.” If you do not return your voting instruction form or vote over the Internet or by telephone, the trustee will not vote your shares. Plan shares representing forfeited account values that have not been reallocated at the time of the proxy solicitation will be voted by the trustee in proportion to the way other plan participants directed their shares to be voted. Each participant who gives the trustee voting directions acts as a named fiduciary for the plan under the provisions of the Employee Retirement Income Security Act of 1974, as amended.

      Broker shares. If your shares are held by a bank, broker or other holder of record, that entity will give you separate voting instructions.

May I change my vote?

      Yes. You have the right to change or revoke your proxy and may do so in any one of the following four ways:

(1)	by sending a written notice to the Company’s Secretary stating that you want to change your proxy vote;

(2)	by submitting a properly signed proxy and voting instruction form with a later date;

(3)	by entering later-dated telephone or Internet voting instructions; or

(4)	by voting in person at the Annual Meeting. NOTE: You may not vote employee savings plan shares at the Annual Meeting.

      If you plan to attend the Annual Meeting, please check the attendance box on the enclosed proxy and voting instruction form or indicate so when prompted on the telephone or over the Internet.

      If you are a beneficial shareholder only, that is if your shares are not registered in your name but are held by a bank, broker, trustee, or some other nominee, you will have to check with your bank, broker, trustee or other nominee to determine how to change your vote. Also note, that if you plan to attend the meeting, you will not be able to vote in person at the meeting any of your shares held by a nominee unless you have a valid proxy from the nominee.

How are the votes counted?

      Shareholder votes will be tabulated by an independent inspector of elections for the meeting. All properly signed proxy and voting instruction forms and all properly recorded Internet and telephone votes will be counted to determine whether or not a quorum is present at the meeting. Votes for the Director nominees that are marked “withhold” will not be counted in determining the election of Directors. Votes on Item 2 that are marked “abstain” have the same effect as votes AGAINST ratification of the auditors.

May I receive future shareholder communications over the Internet?

      If you are a registered shareholder, you may consent to accessing future shareholder communications (e.g., proxy materials, annual reports and interim communications) over the Internet instead of receiving copies in the mail. You may give your consent by marking the appropriate box on your proxy and voting instruction form or following the prompts given you when you vote over the Internet or by telephone. If you choose electronic access to future shareholder communications, we will discontinue mailing the proxy statement and annual report to you beginning next year, but you will receive a proxy and voting instruction form, together with a formal notice of the meeting, in the mail with instructions containing the Internet address or addresses to access shareholder communications.

      Providing shareholder communications over the Internet will reduce the Company’s printing and postage costs and the number of paper documents that you would otherwise receive. If you give your consent, there is no cost to you for this service other than charges you may incur from your Internet provider, telephone and/or cable company. Once you give your consent, it will remain in effect until you inform us otherwise.

      If your shares are held through a bank, broker or other holder of record, check the information provided by that entity for instructions on how to choose to access future shareholder communications over the Internet.

When are shareholder proposals due for the 2002 Annual Meeting?

      In order to be included in next year’s Proxy Statement, a shareholder proposal must be submitted in writing to the Secretary of the Company at Lincoln Electric Holdings, Inc., 22801 Saint Clair Avenue, Cleveland, Ohio 44117-1199 by November 26, 2001. If any shareholder proposal is submitted after February 9, 2002, the Board of Directors will be allowed to use its discretionary voting authority when the proposal is raised at the 2002 Annual Meeting of Shareholders, without any discussion of the matter in the Proxy Statement.

May I submit a nomination for Director?

      If you are a shareholder entitled to vote at an annual meeting, you may nominate one or more persons for election as Director of the Company at that meeting. The Company’s Regulations require that you do this by sending a written notice to the Secretary of the Company at Lincoln Electric Holdings, Inc., 22801 Saint Clair Avenue, Cleveland, Ohio 44117-1199. The notice must include certain information about you as a shareholder of the Company and about the person you intend to nominate, including a statement about the person’s willingness to serve, if elected. This written notice must be received in the Secretary’s Office at least 80 days before the annual meeting at which the nomination is to be made. For complete details on the nomination process, contact the Secretary of the Company.

How do I contact the Company?

      For general information, shareholders may contact the Company at the following address:

Lincoln Electric Holdings, Inc.
22801 Saint Clair Avenue
Cleveland, Ohio 44117-1199
Attention: Roy Morrow, Director, Corporate Relations

      Throughout the year, you may visit our website at http://www.lincolnelectric.com for information about current developments at the Company.

ELECTION OF DIRECTORS

Item No. 1

      The Company’s Regulations provide for three classes of Directors whose terms expire in different years. The number of Directors to be elected at this Annual Meeting has been fixed at four. All of the nominees are to be elected to the Class of 2004, the expiration of their term. Ohio’s General Corporation Law provides that, a quorum being present, the Director nominees receiving the greatest number of votes will be elected as Directors of the Company. Unless otherwise directed, shares represented by proxy will be voted in favor of electing the following:

Class of 2004. Ranko Cucuz, G. Russell Lincoln, Kathryn Jo Lincoln and Anthony A. Massaro, all of whom, except Mr. Cucuz, have been elected previously by the shareholders.

If any of the nominees is unable to stand for election, the Board may provide for a lesser number of nominees or designate a substitute. In the latter event, shares represented by proxies may be voted for the substitute. We have no reason to believe that any of the nominees will be unable to stand for election.

DIRECTORS’ BIOGRAPHIES

      The following table sets forth biographical information about the Director nominees and the Directors whose terms of office will continue after this Annual Meeting. Except as otherwise indicated, each of the Director nominees and continuing Directors has held the occupation listed below for more than five years.

NOMINEES FOR ELECTION

Ranko Cucuz

Age:	57

Director Class Year/Service:	2001; standing for reelection at this Annual Meeting; Director since March 2001

Recent Business Experience:	Mr. Cucuz is Chairman, President and Chief Executive Officer of Hayes Lemmerz International, Inc., formerly known as Hayes Wheels International, Inc. Mr. Cucuz was President and Chief Executive Officer of Hayes Wheels from 1992 to 1997, when Hayes Wheels acquired Lemmerz Holding, creating the present company.

Other Directorships:	Cleveland-Cliffs Inc. and Hayes Lemmerz International, Inc.

G. Russell Lincoln

Age:	54

Director Class Year/Service:	2001; standing for reelection at this Annual Meeting; Director since 1989

Recent Business Experience:	Mr. Lincoln is President of N.A.S.T. Inc., a position he has held since 1996. From 1984 to 1996, he served as Chairman of the Board and Chief Executive Officer of Algan, Inc.

Kathryn Jo Lincoln

Age:	46

Director Class Year/Service:	2001; standing for reelection at this Annual Meeting; Director since 1995

Recent Business Experience:	Ms. Lincoln is Chairman of The Lincoln Institute of Land Policy and President of The Lincoln Foundation, Inc.

Anthony A. Massaro

Age:	57

Director Class Year/Service:	2001; standing for reelection at this Annual Meeting; Director since 1996

Recent Business Experience:	Mr. Massaro is Chairman, President and Chief Executive Officer of the Company. He was elected President and Chief Executive Officer in 1996 and Chairman in 1997. From April 1 through October 31, 1996, Mr. Massaro served as President and Chief Operating Officer of the Company. From September 1995 through March 31, 1996, he served as Executive Vice President of the Company, directing international operations. Prior to that time, he was President and Chief Executive Officer of Lincoln Electric Europe.

Other Directorships:	Cleveland-Cliffs Inc., Commercial Metals Company and Thomas Industries, Inc.

CONTINUING DIRECTORS

Harry Carlson

Age:	66

Director Class Year/Service:	2002; Director since 1973

Recent Business Experience:	Mr. Carlson is former Vice Chairman of the Company, a position he held from 1987 until his retirement in 1995.

David H. Gunning

Age:	58

Director Class Year/Service:	2002; Director since 1987

Recent Business Experience:	Mr. Gunning serves as the Principal of Encinitos Ventures, a position he has held since 1997. He served as Chairman, President and Chief Executive Officer of Capitol American Financial Corporation from 1993 until its sale in early 1997.

Other Directorships:	Southwest Gas Corporation

Edward E. Hood, Jr.

Age:	70

Director Class Year/Service:	2002; Director since 1993

Recent Business Experience:	Mr. Hood is former Vice Chairman of the Board and Executive Officer of The General Electric Company, a position he held from 1979 until his retirement in 1993.

Other Directorships:	Lockheed Martin Corporation and Gerber Scientific, Inc.

Paul E. Lego

Age:	70

Director Class Year/Service:	2002; Director since 1993

Recent Business Experience:	Mr. Lego is President of Intelligent Enterprises, Inc., a position he has held since 1993. He is the Non-Executive Chairman of Commonwealth Industries, Inc. and has also been a Principal of Orlimar Golf Company since 1998. He was formerly Chairman and Chief Executive Officer of Westinghouse Electric Corporation until his retirement in 1993.

Other Directorships:	Commonwealth Industries, Inc., Dominion Resources, Inc., Orlimar Golf Company and USX Corporation

CONTINUING DIRECTORS

David C. Lincoln

Age:	75

Director Class Year/Service:	2003; Director since 1958

Recent Business Experience:	Mr. Lincoln is Chairman of Lincoln Laser Co. and President of Vika Corporation. He is also Vice President of Cross Spear Marble Inc. and Manager of JDL & Company LLC.

Other Directorships:	Cross Spear Marble Inc., Lincoln Laser Co., Natural Stone Manufacturing Company and Vika Corporation

Henry L. Meyer III

Age:	51

Director Class Year/Service:	2003; Director since 1994

Recent Business Experience:	Mr. Meyer is President and Chief Executive Officer of KeyCorp. He was Chief Operating Officer of KeyCorp from 1995 to January 31, 2001. Mr. Meyer is also Chairman, President and Chief Executive Officer of KeyBank National Association, a subsidiary of KeyCorp.

Other Directorships:	KeyCorp

Frank L. Steingass

Age:	61

Director Class Year/Service:	2003; Director since 1971

Recent Business Experience:	Mr. Steingass was formerly President of Buehler/ Steingass, Inc., a position he held from 1970 to October 15, 2000.

John M. Stropki, Jr.

Age:	50

Director Class Year/Service:	2003; Director since 1998

Recent Business Experience:	Mr. Stropki is Executive Vice President of the Company and President, North America, positions to which he was elected in May 1996. From December 1994 to May 1996, Mr. Stropki served as Senior Vice President, Sales.

DIRECTOR COMMITTEES AND MEETINGS

Audit Committee

Members:	David H. Gunning (Chair), Harry Carlson, Ranko Cucuz, David C. Lincoln and Kathryn Jo Lincoln

Number of 2000 Meetings:	Four

Principal Responsibilities:	• See Committee Charter attached as Appendix A.

Compensation and Executive Development Committee

Members:	Edward E. Hood, Jr. (Chair), Ranko Cucuz, Paul E. Lego, David C. Lincoln and G. Russell Lincoln

Number of 2000 Meetings:	Four

Principal Responsibilities:	• reviews and establishes total compensation of the Chief Executive Officer and the other Executive Officers
• annually assesses the performance of the Chief Executive Officer
• monitors the Company’s key management resources, structure, succession planning, development and selection processes and the performance of key executives
• reviews and recommends to the Board the appointment and removal of elected officers of the Company
• administers the Company’s employee stock and incentive plans and reviews and makes recommendations to the Board concerning all employee benefit plans
• reviews and recommends to the Board new or amended executive compensation plans

Nominating and Corporate Governance Committee

Members:	Henry L. Meyer III (Chair), David H. Gunning, David C. Lincoln, Kathryn Jo Lincoln and Frank L. Steingass

Number of 2000 Meetings:	Three

Principal Responsibilities:	• establishes criteria and procedures for qualification and selection of candidates for Board membership, including nominations from shareholders
• establishes criteria and procedures for determining whether incumbent Directors should be recommended for reelection
• evaluates, and recommends to the Board, candidates to be included in the annual proxy materials
• identifies and recommends candidates to fill Board vacancies
• assists in attracting qualified members to the Board
• reviews Director compensation, benefits and expense reimbursement plans and programs and makes recommendations to the Board
• establishes policies with respect to the composition, organization and practices of the Board
• periodically reviews the quality, sufficiency and timeliness of information furnished to the Board
• reviews external developments in corporate governance matters and makes recommendations to the Board

• reviews and reports to the Board on the effectiveness of the Company’s policies with respect to ethical compliance, political contributions, relationships with government entities and community service

Finance Committee

Members:	Paul E. Lego (Chair), Harry Carlson, Edward E. Hood, Jr., G. Russell Lincoln, Henry L. Meyer III and Frank L. Steingass

Number of 2000 Meetings:	Five

Principal Responsibilities:	considers and makes recommendations, as necessary, on matters related to the financial affairs and policies of the Company, including
• capital structure issues
• dividend policy
• investment and debt policies
• asset and portfolio management
• financial transactions

      Your Board had six regular meetings in 2000 and six special meetings necessitated by demands of the proposed acquisition of Charter plc. Each of the current Directors attended at least 75 percent of the total number of meetings of Directors and meetings of committees on which he or she served.

FAMILY RELATIONSHIPS

      Our business was founded by John C. Lincoln and managed for many years by his brother, James F. Lincoln. David C. Lincoln is the son of John C. Lincoln and the father of Kathryn Jo Lincoln. G. Russell Lincoln and Frank L. Steingass are the grandsons of James F. Lincoln and first cousins. Harry Carlson is married to a granddaughter of James F. Lincoln and is therefore related to Frank L. Steingass and G. Russell Lincoln as a first cousin by marriage.

TRANSACTIONS WITH DIRECTORS

      Buehler/ Steingass, Inc., of which Frank L. Steingass, one of our Directors, served as President and a principal shareholder until October 15, 2000, received approximately $171,799 for printing catalogs and other materials for the Company through that date.

      Henry L. Meyer III, also one of our Directors, is Chief Executive Officer of KeyCorp and Chairman, President and Chief Executive Officer of KeyBank National Association, a subsidiary of KeyCorp. KeyBank serves as the agent for the Company’s $200 million credit agreement, a principal credit facility of the Company in which nine institutions participate. KeyBank has made the largest commitment thereunder, in the amount of $77.5 million.

      All of the transactions reported above were carried out in the ordinary course of business, upon terms no less favorable to the Company than would apply to similar transactions with unrelated companies.

DIRECTOR COMPENSATION

      General. An employee of the Company who also serves as a Director does not receive any additional compensation for serving as a Director or as a member or chair of a committee.

      2000 Director Compensation Package. During 2000, the Directors’ compensation package for non-employee Directors was based on the following principles:

•	a significant portion of Director compensation should be aligned with creating and sustaining shareholder value;

•	Directors should hold a significant number of shares of Lincoln Common; and

•	total compensation should be structured to attract and retain a diverse and truly superior Board of Directors.

      With those principles in mind, the compensation package was modified in 2000 and is comprised of the following components:

•	a two-part base annual retainer consisting of $24,000 in cash plus an award of stock options granted pursuant to the Non-Employee Directors’ Stock Option Plan approved by shareholders in May 2000;

•	an annual retainer of $2,000 for each Committee chair;

•	an annual retainer of $2,000 for each Committee member;

•	Board meeting fees of $1,000 for each meeting attended; and

•	Committee meeting fees of $1,000 for each meeting attended.

For the year 2000, the cash portion of the base annual retainer paid was $14,000 rather than $24,000 because in January 2000, the non-employee Directors received grants of restricted shares valued at $10,000 under the former Non-Employee Directors’ Restricted Stock Plan. That Plan was terminated following the May 2000 Annual Meeting.

      Non-Employee Directors’ Stock Option Plan. Approved by shareholders in May 2000, the Plan provides for:

•	an annual grant of an option to purchase 2,000 shares of Lincoln Common to each eligible Director in office on the date of the grant; and

•	an initial grant of an option to purchase 6,000 shares of Lincoln Common to Directors who become eligible by virtue of their election after December 31, 1999.

      The option price may not be less than the per share fair market value of Lincoln Common on the date of grant. An option becomes exercisable after the optionee has continuously served as a Director for one year from the date of grant. Once the optionee has completed one year of service as a Director, the option may be exercised in whole or in part with respect to 100% of the underlying shares of Lincoln Common. Options granted under the Plan have a 10-year term.

      In accordance with the terms of the Plan, on November 30, 2000, each of the current Directors received an option to purchase 2,000 shares of Lincoln Common at an exercise price of $17.625 per share. Also in accordance with the terms of the Plan, following his election as a Director of the Company on March 7, 2001, Mr. Cucuz received an option to purchase 6,000 shares of Lincoln Common at an exercise price of $21.4375 per share.

      Non-Employee Directors’ Deferred Compensation Plan. Adopted in 1995, this Plan allows the non-employee Directors to defer payment of all or a portion of their annual cash compensation. This Plan allows each participating non-employee Director to:

•	elect to defer a specified dollar amount or a percentage of his or her cash compensation;

•	have the deferred amount credited to the Director’s account and deemed invested in either an obligation of the Company adjusted in accordance with the return on the Standard & Poor’s 500 Composite Stock Index and/or an obligation of the Company earning interest at a rate equal to the Moody’s Corporate Average Bond Index; and

•	elect to begin payment of the deferred amounts as of the earlier of termination of services as a Director, death or a date not less than two years after the fees are initially deferred.

As of December 31, 2000, two Directors had elected to defer their cash compensation pursuant to this Plan.

      Directors’ Charitable Award Program. Upon the death of a participating non-employee Director, the Company will donate an aggregate of $500,000 (in 10 annual installments) to one or more charitable organizations recommended by the participating Director and approved by the Company. This Program is funded through insurance policies on the lives of the participating Directors.

•	Five years of service as a Director are required for eligibility under the Program.

•	In 2000, the Company paid $250,656 in premiums on current insurance policies.

•	All charitable deductions and the cash surrender value of the policies accrue solely to the Company; the Directors derive no financial benefit.

All non-employee Directors, other than Ranko Cucuz, David C. Lincoln, Henry L. Meyer III and Frank L. Steingass, currently participate in the Program.

MANAGEMENT OWNERSHIP OF SHARES

      The following table sets forth certain information regarding ownership of the Company’s equity securities as of February 28, 2001 by the Director nominees, continuing Directors, each of the Company’s Executive Officers named in the “Summary Compensation Table” on page 19 and all Directors and Executive Officers as a group. Except as otherwise indicated, voting and investment power with respect to shares reported in this table are not shared with others.

BENEFICIAL OWNERSHIP TABLE

	Number of
	Common Shares
Non-Employee Directors	Beneficially
and Director Nominees	Owned (1) (2)		Percent

Harry Carlson	384,933	(3)	*
Ranko Cucuz	0		*
David H. Gunning	8,771		*
Edward E. Hood, Jr.	7,559		*
Paul E. Lego	9,559		*
David C. Lincoln	6,334,925	(4)	14.96%
G. Russell Lincoln	273,853	(5)	*
Kathryn Jo Lincoln	2,258,184	(6)	5.33%
Henry L. Meyer III	9,559	(7)	*
Frank L. Steingass	418,675	(8)	*

Named Executive Officers

Anthony A. Massaro	251,306	(9)	*
John M. Stropki, Jr.	127,120	(10)	*
H. Jay Elliott	97,885	(11)	*
Frederick G. Stueber	52,841	(12)	*
James E. Schilling	11,928	(13)	*

All Directors and Executive Officers as a group (16 persons)	8,069,977	(14)	19.05%

*	Indicates less than 1%

(1)	Reported in compliance with the beneficial ownership rules of the Securities and Exchange Commission, under which a person is deemed to be the beneficial owner of a security, for these purposes, if he or she has or shares voting power or investment power over the security or has the right to acquire the security within 60 days of February 28, 2001.

(2)	Includes Common Shares subject to forfeiture and restrictions on transfer issued pursuant to the Company’s Non-Employee Directors’ Restricted Stock Plan.

(3)	Of the 384,933 shares reported, Mr. Carlson held of record 142,664 shares. Of the remaining 242,269 shares, 136,869 shares were held of record by his spouse, 90,400 shares were held of record by a trust under which his spouse shares investment and voting power, and 15,000 shares were held of record by Carlson Holdings LLC, a company controlled by Mr. Carlson and his spouse, as to which he shares investment and voting power with his spouse. Mr. Carlson disclaims beneficial ownership of the shares held of record by his spouse, under the above-referenced trust and by Carlson Holdings LLC.

(4)	Of the 6,334,925 shares reported, David C. Lincoln and his wife held of record an aggregate of 1,608,083 shares. The remaining 4,726,842 shares were held of record as follows: 2,216,244 shares by The Lincoln Foundation, Inc., of which Mr. Lincoln is a director; 602,804 shares by a trust for which Mr. Lincoln serves as a co-trustee and in which he both has a lifetime interest and shares voting power; 602,804 shares by a trust for which Mr. Lincoln both serves as a co-trustee and shares voting power, and in which his sister has a lifetime interest; 1,133,300 shares by LFM, Inc., a corporation of which Mr. Lincoln is a director; 80,000 shares by a trust of which Mr. Lincoln is a trustee, for the benefit of his nephew; 34,776 shares by two trusts for which Mr. Lincoln is a co-trustee, for the benefit of his nieces; 9,194 shares by a trust of which Mr. Lincoln is a trustee, for the benefit of his mother’s grandchildren; 16,700 shares by The Lincoln Health Foundation, a non-profit corporation of which Mr. Lincoln is a director; and 31,020 shares by Vika Corporation, a corporation of which Mr. Lincoln is a director. Mr. Lincoln shares investment and voting power with respect to the shares owned by The Lincoln Foundation, Inc. with his daughter, Kathryn Jo Lincoln. Mr. Lincoln also shares with other trustees investment and voting power with respect to the shares owned by The Lincoln Health Foundation. With the exception of the shares held of record by Mr. Lincoln and his wife, Mr. Lincoln disclaims beneficial ownership of the other foregoing shares except to the extent of his pecuniary interest therein, if any.

(5)	Of the 273,853 shares reported, G. Russell Lincoln held of record 186,792 shares. An additional 514 shares were held of record by his spouse. The remaining 86,547 shares were held of record as follows: 26,165 shares by three trusts, as to each of which Mr. Lincoln is a trustee, for the benefit of his children; 32,882 shares by the Laura R. Heath Family Trust for which Mr. Lincoln serves as trustee; and 27,500 shares by The G. Russell and Constance P. Lincoln Family Foundation for which Mr. Lincoln serves as a trustee. Mr. Lincoln disclaims beneficial ownership of the shares held by his spouse, the trusts and the Foundation.

(6)	Of the 2,258,184 shares reported, 41,940 shares are held of record by trusts established by Ms. Lincoln and her spouse, under which each may be deemed to share investment and voting power. The remaining 2,216,244 shares were held of record by The Lincoln Foundation, Inc., of which Ms. Lincoln is the President, as to which shares Ms. Lincoln disclaims beneficial ownership. Ms. Lincoln shares investment and voting power with respect to the shares owned by The Lincoln Foundation, Inc. with her father, David C. Lincoln.

(7)	The shares reported are held of record by a trust established by Mr. Meyer and his spouse, under which Mr. Meyer may be deemed to share investment and voting power.

(8)	Of the 418,675 shares reported, Mr. Steingass held of record 381,179 shares. The remaining 37,496 shares were held of record as follows: 3,200 shares by Buehler/ Steingass, Inc., a corporation which Mr. Steingass served as President, as to which shares he disclaims beneficial ownership; and 34,296 shares by Mr. Steingass’ spouse, as to which shares Mr. Steingass also disclaims beneficial ownership.

(9)	Of the 251,306 shares reported, Mr. Massaro held of record 17,774 shares and has or had the right to acquire 233,332 shares upon the exercise of stock options within 60 days of February 28, 2001. The remaining 200 shares were held of record by Mr. Massaro’s spouse, as to which shares he disclaims beneficial ownership.

(10)	Of the 127,120 shares reported, 28,792 shares were held of record by a trust established by Mr. Stropki and his spouse, under which they share investment and voting power. Mr. Stropki has or had the right to acquire 96,328 shares upon the exercise of stock options within 60 days of February 28, 2001. The remaining 2,000 shares were held of record by Mr. Stropki’s spouse, as to which shares he disclaims beneficial ownership.

(11)	Of the 97,885 shares reported, Mr. Elliott held of record 16,477 shares and has or had the right to acquire 71,333 shares upon the exercise of stock options within 60 days of February 28, 2001. The remaining 10,075 shares were held of record by Mr. Elliott’s spouse, as to which shares he disclaims beneficial ownership.

(12)	Of the 52,841 shares reported, Mr. Stueber held of record 8,175 shares and has or had the right to acquire 44,666 shares upon the exercise of stock options within 60 days of February 28, 2001.

(13)	Of the 11,928 shares reported, Mr. Schilling held of record 4,929 shares and has or had the right to acquire 6,999 shares upon the exercise of stock options within 60 days of February 28, 2001.

(14)	Includes 489,324 shares which all Executive Officers and Directors, as a group, have or had the right to acquire upon the exercise of stock options within 60 days of February 28, 2001. Shares held of record by The Lincoln Foundation, Inc., over which both David Lincoln and Kathryn Lincoln share investment and voting power, were only counted once in this total.

      In addition to the above management holdings, as of February 28, 2001, The Lincoln Electric Company 401(k) Savings Plan held 1,347,214 shares of Lincoln Common, or 3.18% of class.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and Executive Officers to file reports of beneficial ownership and changes in beneficial ownership with respect to the securities of the Company with the Securities and Exchange Commission and to furnish copies of these reports to the Company. Based on a review of these reports, the Company believes that for the year 2000 all filing requirements were met on a timely basis.

OTHER OWNERSHIP OF SHARES

      Set forth below is information with respect to any person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known to the Company to be an owner of more than 5% of the shares of Lincoln Common, other than the persons indicated in the “Beneficial Ownership Table” on page 13. The following information was filed with the Securities and Exchange Commission on February 15, 2001, with respect to share ownership as of December 31, 2000.

	No. of Shares and
	Nature of	Percent
Name and Address of Beneficial Owner	Beneficial Ownership	of Class

KeyCorp	2,814,072 (1)	6.65%
127 Public Square Cleveland, Ohio 44114-1306

(1)	KeyCorp and its wholly-owned subsidiary KeyBank National Association (together “KeyCorp”) have indicated that, as of December 31, 2000, KeyCorp was the record owner of 2,814,072 shares of Lincoln Common, as to which it disclaims beneficial ownership. Of the total amount reported owned by it, KeyCorp has sole voting power over 377,786 shares, shared voting power over 187,120 shares, sole dispositive power over 96,279 shares and shared dispositive power over 2,717,793 shares of Lincoln Common. In its Schedule 13G filing with the Securities and Exchange Commission, KeyCorp states that the shares of Lincoln Common reported in the filing were acquired in the ordinary course of business and not for the purpose nor with the effect of changing or influencing control of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation and Executive Development Committee of the Board of Directors consists solely of non-employee Directors. Its primary charge is to determine and report to the Board on the compensation (or method of calculating it) for the Chairman, President and Chief Executive Officer and each other Executive Officer who is among the five highest paid executives. In addition, the Committee establishes procedures and conducts succession planning for the Chief Executive Officer and other executive management positions, and reviews and makes recommendations to the Board concerning the Company’s employee benefit programs, other than health and welfare programs. The Chief Executive Officer recommends the compensation of the other Executive Officers, subject to Committee review and approval.

Executive Compensation Policy

      Our executive compensation policy is based on our long-standing commitment to incentive-based compensation for all employees, including officers. The cash bonus program exemplifies this commitment. For many years, The Lincoln Electric Company, the Company’s principal domestic subsidiary, has administered a discretionary employee bonus program featuring a cash distribution determined on the basis of a formula that takes into account Company performance, as well as individual earnings and performance. Virtually all domestic full-time employees participate in the program. Generally, the Company’s foreign subsidiaries have also adopted formula-based cash bonus programs. The cost of the Company’s cash bonus programs, net of hospitalization costs but inclusive of payroll taxes, was $54.5 million in 2000, $60.1 million in 1999 and $76.5 million in 1998.

      The Committee’s approach to executive compensation is generally the same as the Company’s approach to employee compensation. The base salaries of executives are set at approximately the 40th percentile of the Company’s peer group; i.e., base salaries are somewhat below market average. The Committee believes, however, that cash bonus opportunities should be above average, with the 75th percentile of our peer group used as the target for total cash compensation. In making these determinations, the Committee uses a peer group consisting of 200-300 manufacturers based in the United States having revenues comparable to those of the Company. The Committee also believes that individual circumstances and performance should be a factor in incentive awards, both positively and negatively, notwithstanding the Company’s performance against financial targets. The financial targets for 2000 were based on earnings before interest, taxes and the cash bonus referred to above. Individual financial targets will vary, with a portion attributable to consolidated financial results and a portion attributable to regional/ divisional results, depending upon the individual’s responsibilities. Financial targets were set on the same basis for 2001. An individual executive’s bonus in 2000 was based on the results of his/her financial targets and personal performance. Cash bonuses paid to the top three executives for 2000 were below amounts paid in prior years. In total, bonuses for all executives in this program were 4% below the amounts paid to participants in 1999.

      The Committee’s compensation philosophy, after taking into account lower than average base salaries and above average cash bonus opportunities, includes a third principle, which is that long-term incentive opportunities should be established that rank executives at the median of their peer group for long-term incentive programs. As a result, annual stock option grants are expected to be made, as was the case in 2000. A long-term performance plan was also introduced in 1997, with cash payments based on earnings growth over a three-year period. Awards to executives have been made each year, beginning in 1998. The cash payout percentage achieved in 2000 for the applicable three-year period was 75.8% of target. The Committee believes, however, that long-term incentive compensation should be weighted toward equity rewards. In keeping with the Committee’s belief that equity awards are a valuable compensation tool, the Committee extends the long-term incentive program to senior managers and also makes available certain one-time option grants to significant contributors, regardless of their position within the Company.

CEO Compensation

      Mr. Massaro’s compensation in 2000 reflects the Committee’s three-part compensation philosophy, emphasizing incentives and performance:

•	base compensation of approximately $650,000, below his peer group median;

•	cash bonus of $566,440, a decline of 2% from 1999’s award, and significantly below his target award, thus placing him below the upper quartile for his peer group;

•	stock option grants for long-term incentive compensation placing him at what the Committee believes is the median of his peer group for long-term incentive programs;

•	a long-term performance plan payout of $303,200, which is approximately 75% of the median of his peer group; and

•	a deferred compensation retention benefit of $400,000 per year that the Committee found appropriate.

Other Executive Officers

      The base salaries of Messrs. Stropki, Elliott, Stueber and Schilling were established according to the principles discussed above. An aggregate of $945,000 was paid to them as base pay in 2000 (against aggregate bonus target awards of $755,000); thus 44% of their total compensation was at risk in bonuses. A total of 40% of their compensation was actually paid in bonuses, with cash bonuses for Messrs. Stropki and Elliott generally 2% lower than in 1999. Aggregate option grants of 196,000 shares were awarded to these executives in 2000 under the Company’s 1998 Stock Option Plan, again, based upon the median of their peer group.

1993 Tax Act

      The Committee’s general philosophy is to qualify future long-term incentive plans for tax deductibility under Section 162(m) of the Internal Revenue Code, wherever appropriate, recognizing that, under certain circumstances, the limitations may be exceeded. All compensation paid during 2000 was deductible.

By the Compensation and Executive Development Committee:

Edward E. Hood, Jr., Chair	Ranko Cucuz	Paul E. Lego
David C. Lincoln	G. Russell Lincoln

STOCK PERFORMANCE GRAPH

      The following line graph compares the yearly percentage change in the cumulative total shareholder return on Lincoln Common against the cumulative total return of the S&P Composite—500 Stock Index and The Russell 2000 Stock Index for the five-year calendar period commencing January 1, 1996 and ending December 31, 2000. This graph assumes that $100 was invested on December 31, 1995 in each of Lincoln Common, the S&P 500 companies and a peer group of companies. A compatible peer-group index for the welding industry, in general, was not readily available because the industry is comprised of a relatively small number of competitors, many of whom either are based overseas and/or are privately held and not actively traded in the United States. The Russell 2000, published by the Frank Russell Company, represents a developed index based on a concentration of companies having relatively small market capitalization.

	1995	1996	1997	1998	1999	2000

Lincoln	100.00	133.38	160.19	185.54	175.16	170.68

S&P 500	100.00	122.68	163.29	209.57	253.34	230.46

Russell 2000	100.00	116.42	142.10	138.90	168.23	163.41

SUMMARY COMPENSATION TABLE

      The following table provides information on the compensation for the last three calendar years for Mr. Massaro and the four next highest paid Executive Officers.

	Annual Compensation				Long-Term Compensation

						Long-Term
				Other	Securities	Performance
Name and				Annual	Underlying	Plan	All Other
Principal Position	Year	Salary	Bonus	Compensation (1)	Options	Payouts (2)	Compensation

Anthony A. Massaro	2000	$650,000	$566,440	$400,000	220,000	$303,200	—
Chairman, President and	1999	600,000	578,000	—	110,000	—	—
Chief Executive Officer	1998	560,000	664,000	—	70,000	—	—

John M. Stropki, Jr.	2000	$280,000	$211,445	—	70,000	$113,700	—
Executive Vice President;	1999	270,000	215,760	—	36,000	—	—
President, North America	1998	250,000	248,000	—	22,000	—	—

H. Jay Elliott	2000	$270,000	$158,760	—	56,000	$83,380	—
Senior Vice President,	1999	270,000	162,000	—	28,000	—	—
Chief Financial Officer and Treasurer	1998	270,000	186,150	—	18,000	—	—

Frederick G. Stueber	2000	$220,000	$130,000	—	38,000	$45,480	—
Senior Vice President,	1999	220,000	121,800	—	20,000	—	—
General Counsel and Secretary	1998	210,000	140,000	—	12,000	—	—

James E. Schilling (3) Senior Vice President, Corporate Development	2000	$175,000	$120,000	—	32,000	—	—

(1)	The amount reported here for the year 2000 is a retention benefit credited to Mr. Massaro’s account in the Deferred Compensation Plan (see “Other Compensation Arrangements”), under the terms of a letter of employment between Mr. Massaro and the Company dated March 7, 2000.

(2)	The amounts reported in this column are cash payouts earned for the period 1998 to 2000, pursuant to the Company’s Long-Term Performance Plan and are based on earnings growth over the three-year period.

(3)	Mr. Schilling was not among the five most highly compensated Executive Officers prior to 2000.

STOCK OPTION GRANTS IN 2000

      The following table provides information relating to stock option grants awarded in 2000 to our named Executive Officers. No stock appreciation rights were granted to the named Executive Officers or any other optionees during 2000.

	Number of	Percent of
	Securities	Total Options	Exercise
	Underlying	Granted to	or Base
	Options	Employees in	Price	Expiration	Grant Date
Name	Granted (1)	Fiscal Year	($/Sh.)	Date	Present Value (2)

Anthony A. Massaro	220,000	28.6%	$13.50	10/11/2010	$1,221,000
John M. Stropki, Jr.	70,000	9.1%	$13.50	10/11/2010	388,500
H. Jay Elliott	56,000	7.3%	$13.50	10/11/2010	310,800
Frederick G. Stueber	38,000	4.9%	$13.50	10/11/2010	210,900
James E. Schilling	32,000	4.2%	$13.50	10/11/2010	177,600

(1)	These options were granted pursuant to the Company’s 1998 Stock Option Plan. The options were granted at the fair market value of Lincoln Common on the date of grant, have 10-year terms and become exercisable in equal annual increments over a three-year period. Vesting of the options is accelerated by the occurrence of a change in control (see “Other Compensation Arrangements”).

(2)	The Grant Date Present Value was calculated using the Black-Scholes option pricing model. The model assumes (i) volatility calculated using the trading information for Lincoln Common during the 100 week period ended January 12, 2001 (42.6% for Lincoln Common); (ii) a risk-free rate of return based on the 10-year treasury bond rate at January 19, 2001 (5.17%); and (iii) a dividend yield for Lincoln Common of 2.90%. The actual amount, if any, realized upon the exercise of stock options will depend upon the market price of Lincoln Common relative to the exercise price per share of the stock option at the time of exercise. There is no assurance that the hypothetical Grant Date Present Values of the stock options reflected in this table will actually be realized.

STOCK OPTION EXERCISES IN 2000 AND YEAR-END OPTION VALUES

      The following table provides information relating to exercisable and unexercisable stock options at December 31, 2000 for our named Executive Officers. The value of unexercised stock options is based on the difference between the exercise price of the options and the closing price of Lincoln Common on December 29, 2000, which was $19.625. No named Executive Officer exercised stock options during 2000. No stock appreciation rights were exercised or remained unexercised during 2000.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
			Options at Fiscal Year End		at Fiscal Year End
	No. of
	Shs.
	Acquired
	on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Anthony A. Massaro	0	0	233,332	316,668	$454,677	$1,264,998
John M. Stropki, Jr.	0	0	96,328	101,334	218,747	402,581
H. Jay Elliott	0	0	71,333	80,667	148,412	321,833
Frederick G. Stueber	0	0	44,666	55,334	94,768	218,416
James E. Schilling	0	0	6,999	43,501	(5,915)	191,040

PENSION BENEFITS

      We provide pension benefits for our Executive Officers under two defined benefit programs: the Supplemental Executive Retirement Plan (“SERP”) which became effective January 1, 1994; and a retirement annuity program (“Retirement Annuity Program”) which has been in effect since 1936 and applies to all eligible employees. We also maintain a supplemental deferred compensation plan (“Deferred Compensation Plan”) which became effective November 15, 1994. In 1997, we adopted The Lincoln Electric Company Executive Benefit Plan (“Executive Benefit Plan”) which is triggered only by change in control situations and under which benefits paid will reduce and offset benefits payable under the Deferred Compensation Plan, and in certain circumstances, the SERP. Participation in the SERP, the Deferred Compensation Plan and the Executive Benefit Plan is limited to individuals chosen by the Compensation and Executive Development Committee (“Compensation Committee”).

Supplemental Executive Retirement Plan

      The purpose of the SERP is, in part, to make up for limitations imposed by the Internal Revenue Code on payments of retirement benefits under the Company’s tax qualified retirement plans, including the Retirement Annuity Program, and, primarily, to provide an aggregate competitive retirement benefit for SERP participants. The following table shows the estimated annual pension benefits provided under the SERP. These numbers include benefits payable under our qualified plans, which would be payable to employees in various compensation classifications upon retirement on December 31, 2000, at age 60 after the selected periods of service. The numbers also include the employer-provided benefit under the employee savings plan (“401(k) Savings Plan”), and, in certain cases, previous employers’ retirement benefits.

	Years of Service
Average
Compensation	25 Years	30 Years	35 Years	40 Years	45 Years

$200,000	$55,054	$69,504	$83,954	$98,404	$112,804

300,000	91,179	112,854	134,529	156,204	177,804

400,000	127,304	156,204	185,104	214,004	242,804

500,000	163,429	199,554	235,679	271,804	307,804

600,000	199,554	242,904	286,254	329,604	372,804

700,000	235,679	286,254	336,829	387,404	437,804

800,000	271,804	329,604	387,404	445,204	502,804

900,000	307,929	372,954	437,979	503,004	567,804

1,000,000	344,054	416,304	488,554	560,804	632,804

1,100,000	380,179	459,654	539,129	618,604	697,804

1,200,000	416,304	503,004	589,704	676,404	762,804

1,300,000	452,429	546,354	640,279	734,204	827,804

      Generally, benefits under the SERP are based upon 1.445% of the average annual compensation for the three highest years in the seven-year period preceding retirement multiplied by the covered employee’s years of service (including service with certain previous employers) except that the maximum benefit may not exceed 65% (50% for Mr. Schilling) of the average annual compensation for the three highest years used in the calculation, and service after age 65 is not included. The benefits payable under the SERP are reduced by the maximum Social Security benefit payable in the year of retirement, and the table reflects such reduction. The amounts reflected in the table will also be reduced by the single life benefits payable under the Retirement Annuity Program, the lifetime benefit equivalence of any account balance attributable to employer matching contributions, ESOP contributions and/or Financial Security Program contributions under the 401(k) Savings Plan, and other employer-

paid qualified plan benefits paid by previous employers (but only if prior years of service are awarded for service with that previous employer). Benefits under the SERP are also reduced if the covered employee has participated in the SERP for fewer than eight years at the time of retirement. Unless a different factor is set by the Compensation Committee, participants are credited with only 20% of the net amount of the benefit otherwise payable under the SERP when they first become participants, and in each of the next eight years an additional 10% of the net amount of the benefit will become payable upon retirement. Messrs. Massaro and Elliott have 100% participation factors. Certain terms of the SERP may be modified as to individual participants, upon action by the Compensation Committee.

      The compensation covered by the SERP is the same as shown in the salary and bonus columns of the “Summary Compensation Table” on page 19. Credited service for SERP purposes for Messrs. Massaro, Elliott, Stropki, Stueber and Schilling is 36, 39, 29, 28 and 45 years, respectively.

Retirement Annuity Program

      Under the Retirement Annuity Program, each employee accumulates 2.5% of each year’s base compensation (limited to $170,000) in the form of an annuity payable at normal retirement age (age 60 or five years of employment, if later). In addition to the 2.5% accumulation each year, the Company has granted, on a number of occasions, additional past service benefits. The Program also provides accumulated benefits to eligible spouses of deceased employees or former employees. Benefits under the Program are in addition to those payable under Social Security.

      The anticipated retirement benefits under the Retirement Annuity Program for the named Executive Officers with the highest compensation for 2000 are as follows:

	Annual Retirement
Name	Annuity Program Benefits

Anthony A. Massaro	$43,563	(1)
John M. Stropki, Jr.	90,714	(1)
H. Jay Elliott	32,691	(1)
Frederick G. Stueber	73,938	(1)
James E. Schilling	17,636	(1)

(1)	Messrs. Massaro, Stropki, Elliott, Stueber and Schilling are currently under normal retirement age. The amounts shown represent those anticipated at normal retirement age, assuming current compensation continues unchanged to that date, and the benefits are payable on a single life basis.

OTHER COMPENSATION ARRANGEMENTS

      Messrs. Massaro, Elliott, and Stueber entered into employment agreements in July 1993, June 1993, and February 1995, respectively. The agreements were each modified in May 1998. Mr. Elliott’s agreement was further modified in March 2000. The agreements grant credited service as of such dates for purposes of the SERP of 29, 32, and 22 years, respectively, as of their respective dates of hire, assuming a normal retirement age of 60 and service of 45 years at age 65 for all. Messrs. Massaro and Elliott have a participation factor of 100% under the SERP. Mr. Elliott’s agreement provides that his SERP benefits will not be offset by his former employer’s defined contribution plan (but will be offset by his former employer’s defined benefit plan) and that the Company will provide severance pay equal to one year’s base salary if he is terminated without cause. The agreement for Mr. Massaro was superseded by a new agreement in March 2000, which maintains the SERP benefit outlined. The new agreement for Mr. Massaro also provides for (i) severance pay equal to two times his total compensation (base and bonus) if he is terminated without cause, and (ii) a retention benefit that is credited to Mr. Massaro’s account in the Deferred Compensation Plan and vests at a rate of $400,000 per year, commencing in 2000 and continuing through 2004. The agreement for Mr. Stueber provides that if he is terminated without cause prior to his 10th anniversary, he will be entitled to severance pay equal to two times his total compensation (base and bonus) for the preceding year. In addition, the Compensation Committee granted Mr. Schilling participation in the SERP, effective February 1, 1999. That action awarded Mr. Schilling 43 3/4 years of service but provided that his target benefit would be 50% of final average pay (instead of the normal 65%) and provided that his benefits would not vest until he reached age 66.

      The Company adopted the Executive Benefit Plan in 1997. The plan has a specific limited scope. Benefits payable under the plan, if any, would be offset by benefits payable under the Deferred Compensation Plan and, for certain individuals, the SERP. Certain of the Company’s employees, including the named Executive Officers, are entitled to receive a cash payment if there is a “change in control” of the Company, as defined in the Executive Benefit Plan, and certain employment conditions are satisfied. The Company has established a trust to hold the employees’ accounts under the Executive Benefit Plan and has funded the trust with amounts sufficient to pay the benefits.

      The term “change in control” is defined in the Executive Benefit Plan described above to include certain changes in beneficial ownership of Lincoln Common, certain changes in membership of the Company’s Board of Directors, certain events of bankruptcy or insolvency and certain business combinations. In addition to the foregoing arrangements, the Company entered into agreements in 1998 with eight officers, including all current Executive Officers (except Mr. Schilling), designed generally to assure continued management in the event of a change in control of the Company. The agreements with Messrs. Stropki and Stueber were further modified in March 2000. These arrangements are operative only if a change in control occurs. The agreements provide that following a change in control, a three-year severance period commences. If the Company were to terminate a covered officer’s employment for reasons relating to changed circumstances, then the amounts and benefits the officer would be entitled to receive include (i) a lump sum payment equal to the amount of base and incentive pay that would have been paid to the officer for the greater of one year or the remainder of the severance period; (ii) long-term incentive awards granted prior to the change in control; (iii) continuation of medical insurance, life insurance, and other welfare benefits for the greater of one year or the remainder of the severance period, subject to reduction for comparable welfare benefits received in any subsequent employment; and (iv) enhanced service credit and age under the SERP of three years and immediate vesting under the SERP. The officer would be entitled to receive an additional payment, net of taxes, to compensate for the excise tax imposed on these and other payments if they are determined to be excess parachute payments under the Internal Revenue Code. Payments under these agreements would be in lieu of any other rights to severance pay under other agreements.

AUDIT COMMITTEE REPORT

      The Audit Committee consists solely of independent Directors within the meaning of Rule 4200 of the National Association of Securities Dealers, Inc. A copy of the Audit Committee charter is attached as Appendix A to this proxy statement. The Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed with management the audited financial statements in the Annual Report, including in that review a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The Committee also discussed with the independent auditors, who are responsible for rendering an opinion as to whether or not the audited financial statements conform with generally accepted accounting principles, their judgments as to the quality of the accounting principles used by the Company and such other matters as are required to be discussed with the Committee under generally accepted auditing standards (including SAS 61). The Committee has received written disclosures and correspondence from the independent auditors as required by Independence Standards Board Standard No. 1.

The Committee has discussed with the independent auditors their independence from management and the Company, including in the discussion the matters in the written disclosures required by the Independence Standards Board, as well as the compatibility of non-audit services with the auditors’ independence.

      Fees for the annual audit for the year ended December 31, 2000 were $554,000, and all other fees were $1,360,000. The latter fees were comprised of audit related services of $208,000 and non-audit services of $1,152,000. Audit related services generally include fees for pension and statutory audits, accounting consultations, and registration statements filed with the Securities and Exchange Commission. Non-audit services were comprised almost entirely of consulting services relating to the Company’s offer for Charter plc. During 2000, the Company did not incur any fees for Financial Information Systems Design and Implementation services.

      The Committee discussed with the Company’s internal and independent auditors the overall scope and plan for their respective audits. The Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting process.

      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) the inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Committee and the Directors have also approved the appointment of the Company’s independent auditors for the fiscal year ending December 31, 2001, subject to shareholder ratification.

By the Audit Committee:

David H. Gunning, Chair	Harry Carlson	Ranko Cucuz
David C. Lincoln	Kathryn Jo Lincoln

RATIFICATION OF INDEPENDENT AUDITORS

Item No. 2

      A proposal will be presented at the Annual Meeting to ratify the appointment of the firm of Ernst & Young LLP as the Company’s independent auditors to examine our books of account and other records for the fiscal year ending December 31, 2001. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate shareholder questions. Although such ratification is not required by law, the Board of Directors believes that shareholders should be given the opportunity to express their views on the subject. While not binding on the Board of Directors, the failure of the shareholders to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors would be considered by the Board of Directors in determining whether or not to continue the engagement of Ernst & Young LLP. Ratification requires the affirmative vote of the majority of the shares of Lincoln Common present or represented and entitled to vote on the matter at the Annual Meeting. Unless otherwise directed, shares represented by proxy will be voted FOR ratification of the appointment of Ernst & Young LLP.

      The Board of Directors recommends that the shareholders vote FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors.

OTHER MATTERS

      The Board of Directors knows of no other matters that are likely to be brought before the Annual Meeting, but if any such matters properly come before the Annual Meeting, the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their best judgment.

LINCOLN ELECTRIC HOLDINGS, INC.

Frederick G. Stueber
Senior Vice President,
General Counsel and Secretary

By Order of the Board of Directors

Cleveland, Ohio
March 26, 2001

Appendix A

LINCOLN ELECTRIC HOLDINGS, INC.

Audit Committee Charter

The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing (i) the financial information that will be provided to shareholders and others, (ii) the systems of internal and financial controls management and the Board of Directors have established, and (iii) all audit processes.

While the Committee has the powers and responsibilities set forth in this Charter and the Company’s constituent documents, it is not the responsibility of the Committee to plan or conduct audits or determine that the Company’s financial statements are complete and accurate or are in compliance with generally accepted accounting principles, which is the responsibility of management and the independent accountant. Likewise, it is not the responsibility of the Committee to conduct investigations, to resolve disputes, if any, between management and the independent accountant or to assure compliance with laws or the Company’s corporate compliance program or code of ethics.

Membership

The Audit Committee will be comprised of a minimum of three Directors. The Chairman of the Board, in conjunction with the Nominating Committee, will recommend to the Board and the Board will appoint all Directors to the Audit Committee and will also appoint its Chairman.

Committee members must be independent of management and the Company (with the exception noted below). Members of the Committee shall be considered independent if they have no relationship, familial, financial or as otherwise defined by the SEC and NASD, that may interfere with the exercise of their independence from management and the Company in performing their Committee responsibilities. The Board does reserve the right, however, to appoint one Director to the Committee who may not satisfy the independence guidelines if it deems such appointment to be in the best interests of the shareholders and of the Company.

All Committee members will be financially literate (or become financially literate within a reasonable amount of time after appointment to the Committee) as defined by the SEC and NASD, and at least one member will have accounting, financial or Chief Executive Officer experience.

Relationship between the Audit Committee and the independent accountants

The independent accountants are ultimately accountable to the Board of Directors and the Audit Committee. The Audit Committee, with recommendation from management, will nominate the independent accountants for Company audits. The Committee’s selection is subject to approval by the full Board of Directors and ratification by the shareholders at the Company’s Annual Meeting. Conversely, the Audit Committee, with recommendation from management, will be responsible for any dismissal of the independent accountants.

General responsibilities

1.	The Audit Committee will maintain open avenues of communication with the internal auditors, the independent accountants, Company management and the Board of Directors.

2.	The Audit Committee will report Committee actions to the full Board of Directors and may make appropriate recommendations.

3.	The Audit Committee has the authority to conduct or authorize investigations into matters within the Committee’s scope of responsibilities. The Audit Committee is authorized to retain independent counsel, accountants or others it needs to assist in carrying out an investigation.

4.	The Committee will normally meet four times each year, more frequently if circumstances require. The Audit Committee Chairperson has the authority to call a Committee meeting whenever he or she determines that there is a need. Management (CEO, CFO and Corporate Controller) is welcome and expected to attend the Committee meetings, except when the Committee elects to meet in executive session.

5.	The Committee will do whatever else the law, the Company’s Articles or Regulations or the Board of Directors requires.

6.	The Committee shall review and reassess the adequacy of the Charter on an annual basis.

7.	The Committee will meet with the Manager of Internal Audit, the independent accountants and management in separate executive sessions to discuss any matters the Committee or these groups believe should be discussed privately with the Audit Committee.

Responsibilities for engaging independent accountants and appointing the internal auditors

1.	The Audit Committee will review with management the appointment, replacement, reassignment or dismissal of the Manager of Internal Audit.

2.	The Audit Committee will consider, in consultation with the independent accountants and the Manager of Internal Audit, the audit scope and procedural plans made by the internal auditors and the independent accountants, who will have first consulted with management, the Corporate Controller and appropriate regional/divisional management.

Responsibilities for reviewing internal audits, the annual external audit and the review of quarterly and annual financial statements

1.	The Audit Committee will ask management, the Manager of Internal Audit and the independent accountants to identify significant risks and exposures from an accounting and regulatory standpoint and will assess steps to minimize them.

2.	The Audit Committee will review the following with the independent accountants and the Manager of Internal Audit:

a.	The adequacy of the Company’s internal controls, including computerized information system controls and security.

b.	Any significant findings and recommendations made by the independent accountants or Internal Audit, together with management’s responses to them.

3.	Shortly after the annual examination is completed, the Audit Committee will review the following with management and the independent accountants:

a.	The Company’s annual financial statements and related footnotes.

b.	The independent accountants’ audit of and report on the financial statements.

c.	The auditors’ qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosures and how aggressive (or conservative) the accounting principles and underlying estimates are.

d.	Any serious difficulties or disputes with management encountered during the course of the audit.

e.	Anything else about the audit procedures or findings that Generally Accepted Auditing Standards (GAAS) require the auditors to discuss with the Committee.

4.	The Audit Committee will consider and review with management and the Manager of Internal Audit:

a.	Any significant findings arising from Internal Audit’s examinations and management’s responses to them.

b.	Any difficulties the internal auditors encountered while conducting audits, including any restrictions on the scope of their work or access to required information.

c.	Any changes to the planned scope of management’s internal audit plan that the Committee thinks advisable.

d.	The internal audit department’s budget and staffing.

e.	The internal audit department’s charter.

5.	The Audit Committee will review the Company’s annual SEC filings and other published documents containing the Company’s financial statements and will inquire as to whether the information in the filings is consistent with the information in the financial statements.

6.	The Audit Committee will review the interim financial reports and quarterly earnings releases with management before such documents are released to the public or filed with the SEC or other regulators.

7.	The Audit Committee will obtain a formal written statement from the independent accountants, delineating all relationships between the independent accountants and the Company, consistent with Independence Standards Board Standard No. 1, and will discuss with the independent accountants any disclosed relationships or services that may impact the objectivity and independence of the independent accountants, taking, or recommending that the Board take, corrective action as deemed necessary to ensure their independence.

VOTE BY TELEPHONE

Have your proxy and voting instruction form available when you call the Toll-Free number 1-800-250-9081 using a touch-tone telephone. You will be prompted to enter your Control Number and then you can follow the simple prompts that will be given to you to record your vote.

VOTE BY INTERNET

Have your proxy and voting instruction form available when you access the website http://www.votefast.com. You will be prompted to enter your Control Number and then you can follow the simple prompts that will be given to you to record your vote.

VOTE BY MAIL

Please mark, sign and date your proxy and voting instruction form and return it in the postage-paid envelope provided or return it to: Stock Transfer Dept. (LEH), National City Bank, P. O. Box 92301, Cleveland, Ohio 44197-1200.

Vote by Telephone Call toll-free using a touch-tone telephone: 1-800-250-9081	Vote by Internet Access the Website and cast your vote: http://www.votefast.com	Vote by Mail Return your proxy and voting instruction form in the postage-paid envelope provided.

Telephone and Internet access is available 24 hours a day, 7 days a week. Your telephone or Internet vote must be received by 11:59 p.m. Eastern Daylight Time on April 27, 2001 in order to be counted in the final tabulation. Mail votes must be received by 11:59 p.m. Eastern Daylight Time on April 30, 2001.

                                    YOUR CONTROL NUMBER IS:

— Please fold and detach card at perforation before mailing. —

LINCOLN ELECTRIC HOLDINGS, INC.	PROXY AND VOTING INSTRUCTION FORM

THIS PROXY AND THESE INSTRUCTIONS ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 1, 2001.

The shareholder signing this card appoints Anthony A. Massaro, H. Jay Elliott and Frederick G. Stueber, together or separately, as proxies, each with the power to appoint a substitute. They are directed to vote, as indicated on the reverse side of this card, all of the shares of Lincoln Electric common stock held by the signing shareholder on the record date, at the Company's Annual Meeting of Shareholders to be held at 2:00 p.m. on May 1, 2001, or at any adjournment of the meeting, and, in their discretion, on all other business properly brought before the meeting.

As described more fully in the proxy statement and on the reverse side, this card also provides voting instructions to KeyBank National Association, as Trustee under The Lincoln Electric Company 401(k) Plan. The signing Plan participant directs the Trustee to vote, as indicated on the reverse side of this card, all the shares of Lincoln Electric common stock credited to the account of the signing Plan participant as of the record date, at the Annual Meeting of Shareholders, and in the Trustee's discretion, on all other business properly brought before the meeting.

Signature(s)

Date: , 2001

Please sign exactly as your name or names appear opposite. If shares are held jointly, all joint owners should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.

NOTE TO PARTICIPANTS IN THE LINCOLN ELECTRIC COMPANY 401(K) PLAN. If you are a named Fiduciary and participant in the Plan, you have the right to direct KeyBank National Association, as Trustee for the Plan, to vote the shares allocated to your Plan account. Please note that the number of shares reported on this card is an equivalent number of shares based on the units credited to your account under the Plan. To direct the Trustee by mail to vote the shares allocated to your account, please mark the voting instruction form below and sign and date it on the reverse side. A postage-paid envelope for mailing has been included with your materials. To direct the Trustee by telephone or over the Internet to vote the shares allocated to your account, please follow the instructions and use the Control Number given on the reverse side.

If you do not give specific voting directions on the voting instruction form or when you vote by phone or over the Internet, the Trustee will vote your shares as recommended by the Board of Directors. If you do not return the voting instruction form or do not vote by phone or over the Internet, the Trustee shall not vote your shares. Plan shares representing forfeited Account values that have not been reallocated at the time of the proxy solicitation will be voted by the Trustee in proportion to the way other Plan participants directed their shares to be voted.

YOUR VOTE IS IMPORTANT!

Be sure that your shares are represented. Whether or not you plan to attend the Annual Meeting, please vote your shares by mail, by telephone or over the Internet.

— Please fold and detach card at perforation before mailing. —

LINCOLN ELECTRIC HOLDINGS, INC.
Annual Meeting of Shareholders, May 1, 2001	PROXY AND VOTING INSTRUCTION FORM

The Board of Directors recommends a vote FOR all nominees listed below and FOR Item 2. If you do not give specific voting instructions, your votes will be cast FOR both Items 1 and 2.

1.	Election of Directors to Class Whose Term Ends in 2004: Ranko Cucuz, G. Russell Lincoln, Kathryn Jo Lincoln, Anthony A. Massaro

	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT

For, except vote withheld from the following:

2.	Ratification of Independent Auditors

	FOR	AGAINST	ABSTAIN

   Change of Address:

   I consent to access future shareholder communications over the Internet, as stated in the Proxy Statement.

   I plan to attend the Annual Meeting.